Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF NEBRASKA

In re: PROFESSIONAL VETERINARY PRODUCTS, LTD, A NEBRASKA CORPORATION, Debtor,	) ) ) ) ) ) ) )	Case No. 10-82436 CHAPTER 11
In re: EXACT LOGISTICS, LLC, Debtor,	) ) ) ) ) ) ) )	Case No. 10-82438 CHAPTER 11
In re: PROCONN, LLC, Debtor,	) ) ) ) ) ) ) ) )	Case No. 10-82437 CHAPTER 11

MONTHLY OPERATING REPORT FOR THE PERIOD

10/01/2011 THROUGH 10/31/2011

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING CONSOLIDATED OPERATING REPORT, CONSISTING OF ONE (1) PAGE IS TRUE AND CORRECT.

/s/ Vicky Winkler
Date Submitted November 9, 2011	Vicky Winkler, President/CEO

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF NEBRASKA

CASE NAME: Summary Report for Professional Veterinary Products, LTD; Exact Logistics, LLC; ProConn, LLC

CASE NO.: 10-82436; 10-82438; 10-82437

Summary of Cash Receipts and Disbursements For The Above Noted Entities

For Period October 1-31, 2011

	Wells Fargo	FNBO	JP Morgan	Fulton Bank	Total

BEGINNING BALANCE (09/30/11)	$0.00	$8,862,843.02	$0.00	$0.00	$8,862,843.02

RECEIPTS:
1. Receipts from A/R Collections	0.00	13,607.15	0.00	0.00	13,607.15
2. Receipts from Bulk Sale of Inventory	0.00	0.00	0.00	0.00	0.00
3. Receipts from Sale of Intangible Assets	0.00	0.00	0.00	0.00	0.00
4. Receipts from Sale of De Minimis Assets	0.00	0.00	0.00	0.00	0.00
5. Receipts from Sale of Fixed Assets	0.00	0.00	0.00	0.00	0.00
6. Other Receipts	0.00	10,739.51	0.00	0.00	10,739.51

TOTAL RECEIPTS	0.00	24,346.66	0.00	0.00	24,346.66

TRANSFERS:	0.00	0.00	0.00	0.00	0.00

DISBURSEMENTS:
3. Line of credit Wells Fargo	0.00	0.00	0.00	0.00	0.00

4. Payments to Officers and Directors:
a. Officers	0.00	9,330.17	0.00	0.00	9,330.17
b. Directors	0.00	0.00	0.00	0.00	0.00

Subtotal - payments to Officers and Directors	0.00	9,330.17	0.00	0.00	9,330.17

5. Taxes - personnel
a. Federal Income Tax	0.00	3,965.33	0.00	0.00	3,965.33
b. FICA withholdings	0.00	538.07	0.00	0.00	538.07
c. Medicare	0.00	553.80	0.00	0.00	553.80
d. Federal Unemployment	0.00	1.02	0.00	0.00	1.02
e. State Income Tax	0.00	1,092.72	0.00	0.00	1,092.72
f. State Unemployment	0.00	10.18	0.00	0.00	10.18
g. State Unemployment/Disability	0.00	0.00	0.00	0.00	0.00
h. Local Income Tax	0.00	0.00	0.00	0.00	0.00

Subtotal - taxes	0.00	6,161.12	0.00	0.00	6,161.12

6. Necessary expenses:
Inventory purchases	0.00	0.00	0.00	0.00	0.00
Freight and supplies	0.00	0.00	0.00	0.00	0.00
Wages, ETO, Commissions, Incentives, Fees (Net of income taxes withheld and reported above)	0.00	4,370.33	0.00	0.00	4,370.33
Benefits	0.00	0.00	0.00	0.00	0.00
Professional and Trustee Fees	0.00	15,385.50	0.00	0.00	15,385.50
Credit card fees	0.00	0.00	0.00	0.00	0.00
Bayer escrow	0.00	0.00	0.00	0.00	0.00
Payment of Sales Taxes	0.00	0.00	0.00	0.00	0.00
Building Expenses	0.00	2,919.71	0.00	0.00	2,919.71
Building Lease	0.00	0.00	0.00	0.00	0.00
Equipment Leases and Expenses	0.00	0.00	0.00	0.00	0.00
Utilities Expense	0.00	3,677.57	0.00	0.00	3,677.57
Utilities Deposit	0.00	0.00	0.00	0.00	0.00
Insurance	0.00	0.00	0.00	0.00	0.00
Real Estate & Personal Property Taxes	0.00	0.00	0.00	0.00	0.00
Accounting and Tax Fees	0.00	0.00	0.00	0.00	0.00
Income Taxes	0.00	531.00	0.00	0.00	531.00
Wells Fargo Escrow	0.00	0.00	0.00	0.00	0.00
Bank Fees/Interest	0.00	0.00	0.00	0.00	0.00
DVM Settlement	0.00	0.00	0.00	0.00	0.00
Misc. G&A and Other fees	0.00	12,585.35	0.00	0.00	12,585.35

Subtotal - necessary expenses	0.00	39,469.46	0.00	0.00	39,469.46

TOTAL DISBURSEMENTS	0.00	54,960.75	0.00	0.00	54,960.75

NET CASH FLOW	0.00	(30,614.09)	0.00	0.00	(30,614.09)

ENDING BANK BALANCE (10/31/11)	$0.00	$8,832,228.93	$0.00	$0.00	$8,832,228.93

BANK BALANCES Per Bank Statement	$0.00	$8,832,228.93	$0.00	$0.00	$8,832,228.93